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                                                                  EXHIBIT 23.3




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in a Registration Statement of Central Parking Corporation on Form S-3 of our report dated January 31, 1997 on the financial statements of Civic Parking, L.L.C. as of December 31, 1996, and for the period from March 21, 1996 through December 31, 1996, which is included in the amended filing of Central Parking Corporation on Form 8-K/A.


                                /s/ Joseph Decosimo and Company, LLP

                                JOSEPH DECOSIMO AND COMPANY, LLP




Chattanooga, Tennessee
March 20, 1997